Cricut, Inc. Reports Second Quarter 2024 Financial Results
Paid subscribers over 2.8 million, up 3% over Q2 2023
Connected machines revenue growth of 18% over Q2 2023
Q2 2024 revenue of $167.9 million, down 6% compared to Q2 2023
Delivered 22nd consecutive quarter of profitability with net income of $19.8 million, up 23% over Q2 2023
SOUTH JORDAN, Utah, August 6, 2024 (GLOBE NEWSWIRE) -- Cricut, Inc. (“Cricut”) (NASDAQ: CRCT), the creative technology company that has brought a connected platform for making to millions of users worldwide, today announced financial results for its second quarter ended June 30, 2024.

"We are pleased with strong Q2 profitability and 18% growth in connected machines revenue YoY. Remember, our flywheel begins with the purchase of a connected machine, which then presents the opportunity to monetize our customers through subscriptions and accessories and materials. Operating margin dollars grew significantly, up 37% or $7 million year over year. Paid subscribers grew 3% to over 2.8 million. Our deeper promotional strategy is working and we saw growth in connected machines sell-in to retailers, as well as an increase in sell-out to end consumers," said Ashish Arora, Chief Executive Officer of Cricut. "We continued with our increased investment in marketing and initial results are promising, measured by driving traffic to Cricut.com, which plays a central role in pulling consumers through the funnel regardless of where they purchase their machine."
Second Quarter 2024 Financial Results
•Revenue was $167.9 million, down 6% from Q2 2023.
•Platform revenue was $77.6 million, slightly up over Q2 2023.
•Products revenue was $90.3 million, down 10% from Q2 2023.
•International revenue increased by 3% over Q2 2023 and was 20% of total revenue, up from 18% of total revenue in Q2 2023.
•Gross margin was 53.5%, up from 49.3% in Q2 2023.
•Operating income was $26.4 million, or 15.7% of total revenue compared to $19.3 million, or 10.8% of revenue in Q2 2023.
•Net income was $19.8 million, or 11.8% of revenue, and up 23% from Q2 2023. Net income in Q2 2023 was $16.0 million, or 9.0% of revenue.
•Diluted earnings per share was $0.09, up from $0.07 per share in Q2 2023.
•Generated $35 million in Cash from Operations in Q2. Used $9.3 million to repurchase 1.5 million shares of our common stock in Q2.

“We delivered our 22nd consecutive quarter of positive net income and continue to generate healthy cash flow. In Q2 2024, we generated $35 million in cash from operations, ended the quarter with $299 million in cash and cash equivalents, and we remain debt free. During Q2, we used $9.3 million of cash to repurchase 1.5 million shares of our stock, resulting in $41.2 million remaining on our $50 million authorized stock repurchase program. In July, we paid approximately $108 million in dividends for the special one-time dividend of $0.40 per share, plus our first recurring semi-annual dividend of $0.10 per share," said Kimball Shill, Chief Financial Officer of Cricut. "We remain committed to our long-term operating margin targets of 15-19%. Our proven model has demonstrated that when we operate at scale and drive top line growth, these margins are achievable.”

Recent Business Highlights
•Paid Subscribers increased to over 2.8 million, up 3% year over year.
•Platform ARPU increased to $52.61, up 5% year over year.
•Active Users increased slightly year over year to over 5.9 million.
•90-Day Engaged Users decreased 3% year over year to over 3.5 million.
Key Performance Metrics
In addition to the measures presented in our condensed consolidated financial statements, we use the following key business metrics to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. We believe these metrics are useful to investors because they can help in monitoring the long-term health of our business. Our determination and presentation of these metrics may differ from that of other companies. The presentation of these metrics is meant to be considered in addition to, not as a substitute for or in isolation from, our financial measures prepared in accordance with GAAP.

	As of June 30,
	2024	2023
Active Users (in thousands)	5,918	5,912
90-Day Engaged Users (in thousands)	3,541	3,652
Paid Subscribers (in thousands)	2,813	2,722

	Three Months Ended June 30,
	2024	2023
Platform ARPU	$52.61	$50.13
Glossary of Terms
Active Users
We define Active Users as registered users of at least one registered connected machine who have utilized their connected machine to create a project in the last 365 days. One user may own multiple registered connected machines but is only counted once if that user registers those connected machines by using the same email address. If possession of a connected machine is transferred to a new owner and registered by that new owner, the new owner is added to the total Active Users and the prior owner is removed from the total Active Users if the prior owner does not own any other registered connected machines. Active Users is a key indicator of the health of our business, because changes in the number of Active Users excludes non-users to better represent opportunities for us to drive additional platform and accessories and materials revenue.
90-Day Engaged Users
We define 90-Day Engaged Users as registered users of at least one registered connected machine who have utilized their connected machine to create a project in the last 90 days. One user may own multiple registered connected machines but is only counted once if that user registers those connected machines by using the same email address. If possession of a connected machine is transferred to a new owner and registered by that new owner, the new owner is added to the total 90-Day Engaged Users and the prior owner is removed from the total 90-Day Engaged Users if the prior owner does not own any other registered connected machines. 90-Day Engaged Users excludes non-users to better represent opportunities for us to drive additional platform and accessories and materials revenue.

Paid Subscribers
We define Paid Subscribers as the number of users with a subscription to Cricut Access or Cricut Access Premium, excluding cancelled, unpaid or free trial subscriptions, as of the end of a period. Paid Subscribers is a key metric to track growth in our Platform revenue and potential leverage in our gross margin.
Platform ARPU
We define Platform ARPU as Platform in a 12-month period revenue divided by Active Users. Platform ARPU allows us to forecast Platform revenue over time and is an indicator of our ability to expand with users and of user engagement with our subscription offerings.
Webcast and Conference Call Information
Cricut management will host a conference call and webcast to discuss the results today, Tuesday, August 6, 2024 at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time). Information about Cricut’s financial results, including a link to the live and archived webcast of the conference call, will be made available on Cricut’s investor relations website at https://investor.cricut.com/.
The live call may also be accessed via telephone. Please pre-register using this link: https://register.vevent.com/register/BI6d47744d9f23418aaa936b2b006064fd. After registering, a confirmation will be sent via email and will include dial-in details and a unique PIN code for entry to the call. To avoid long wait times, we suggest registering at minimum 15 minutes before the start of the call to receive your unique PIN code.
About Cricut, Inc.
Cricut, Inc. is a creative technology company that helps people lead creative lives. Cricut hardware and design software work together as a connected platform for consumers to make beautiful, high-quality DIY projects quickly and easily. These industry-leading products include a flagship line of smart cutting machines — the Cricut Maker® series, the Cricut Explore® series, Cricut Joy™ series, and Cricut Venture™ — accompanied by other unique tools like Cricut EasyPress®, the Infusible Ink™ system, and a diverse collection of materials. In addition to providing tools and materials, Cricut fosters a thriving community of millions of dedicated users worldwide.
Cricut has used, and intends to continue using, its investor relations website and the Cricut News Blog (https://cricut.com/blog/news/) to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website and the Cricut News Blog in addition to following our press releases, SEC filings and public conference calls and webcasts.
Media Contact:
Caitlin Hadley
pr@cricut.com
Investor Contact:
Jim Suva
investors@cricut.com
Source: Cricut, Inc.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 as amended (the “Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, quotations from management, business outlook, strategies, capital allocation plans, market size and growth opportunities. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “anticipates,” “believes,” “targets,” “potential,” “estimates,” “expects,”

“intends,” “plans,” “projects,” “may,” “will” or similar terminology. In particular, statements, express or implied, concerning future actions, conditions or events, future results of operations or the ability to generate revenues, income or cash flow are forward-looking statements. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections and our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions, many of which are beyond our control, that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections will prove to be correct or that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this press release are only made as of the date indicated on the relevant materials and are based on our estimates and opinions at the time the statements are made. We disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances or changes in opinion, except as required by law.
Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements including, but not limited to, risks and uncertainties associated with: our ability to attract and engage with our users; competitive risks; supply chain, manufacturing, distribution and fulfillment risks; international risks, including regulation and tariffs that have materially increased our costs and the potential for further trade barriers or disruptions; sales and marketing risks, including our dependence on sales to brick-and-mortar and online retail partners and our need to continue to grow online sales; risks relating to the complexity of our business, which includes connected machines, custom tools, hundreds of materials, design apps, e-commerce software, subscriptions, content, international production, direct sales and retail distribution; risks related to product quality, safety and warranty claims and returns; risks related to the fluctuation of our quarterly results of operations and other operating metrics; risks related to intellectual property, cybersecurity and potential data breaches; risks related to our dependence on our Chief Executive Officer; risks related to our status as a “controlled company”; and the impact of economic and geopolitical events, natural disasters and actual or threatened public health emergencies, current recessionary pressures and any resulting economic slowdown from any of these events, or other resulting interruption to our operations. These risks and uncertainties are described in greater detail, or are incorporated by reference, under the heading “Risk Factors” in the most recent form 10-Q that we have filed with the Securities and Exchange Commission (“SEC”).

Cricut, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue:
Platform	$77,649	$77,386	$155,935	$153,627
Products	90,298	100,379	179,404	205,365
Total revenue	167,947	177,765	335,339	358,992
Cost of revenue:
Platform	8,888	8,008	17,647	15,769
Products	69,219	82,102	136,258	178,902
Total cost of revenue	78,107	90,110	153,905	194,671
Gross profit	89,840	87,655	181,434	164,321
Operating expenses:
Research and development	14,315	16,346	29,168	34,147
Sales and marketing	33,354	29,407	66,384	59,023
General and administrative	15,739	22,652	34,245	41,372
Total operating expenses	63,408	68,405	129,797	134,542
Income from operations	26,432	19,250	51,637	29,779
Other income (expense):
Interest income	3,053	3,118	5,471	4,871
Interest expense	(80)	(80)	(161)	(159)
Other income	387	653	1,135	1,294
Total other income, net	3,360	3,691	6,445	6,006
Income before provision for income taxes	29,792	22,941	58,082	35,785
Provision for income taxes	10,023	6,917	18,666	10,662
Net income	$19,769	$16,024	$39,416	$25,123
Other comprehensive income (loss):
Change in net unrealized gains (losses) on marketable securities, net of tax	$242	$(318)	$(46)	$(130)
Change in foreign currency translation adjustment, net of tax	(1)	(50)	(89)	(32)
Comprehensive income	$20,010	$15,656	$39,281	$24,961
Earnings per share, basic	$0.09	$0.07	$0.18	$0.12
Earnings per share, diluted	$0.09	$0.07	$0.18	$0.11
Weighted-average common shares outstanding, basic	216,422,513	216,963,697	215,986,713	216,236,887
Weighted-average common shares outstanding, diluted	217,501,646	219,915,839	217,390,891	219,597,977

Cricut, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	As of June 30, 2024	As of December 31, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$195,552	$142,187
Marketable securities	103,907	102,952
Accounts receivable, net	83,752	111,247
Inventories	192,340	244,469
Prepaid expenses and other current assets	35,600	19,114
Total current assets	611,151	619,969
Property and equipment, net	42,074	47,614
Operating lease right-of-use asset	10,286	12,353
Deferred tax assets	44,322	34,823
Other assets	34,278	35,363
Total assets	$742,111	$750,122
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$33,974	$76,860
Accrued expenses and other current liabilities	70,492	71,933
Deferred revenue, current portion	44,530	40,304
Operating lease liabilities, current portion	4,964	5,230
Dividends payable, current portion	122,302	2,137
Total current liabilities	276,262	196,464
Operating lease liabilities, net of current portion	6,862	8,938
Deferred revenue, net of current portion	2,595	2,931
Other non-current liabilities	7,848	6,916
Total liabilities	293,567	215,249
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized, no shares issued and outstanding as of June 30, 2024 and December 31, 2023.	—	—
Common stock, par value $0.001 per share, 1,250,000,000 shares authorized as of June 30, 2024, 216,086,013 shares issued and outstanding as of June 30, 2024; 1,250,000,000 shares authorized as of December 31, 2023, 217,915,713 shares issued and outstanding as of December 31, 2023.	216	218
Additional paid-in capital	448,186	505,864
Retained earnings	—	28,514
Accumulated other comprehensive income (loss)	142	277
Total stockholders’ equity	448,544	534,873
Total liabilities and stockholders’ equity	$742,111	$750,122

Cricut, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net income	$39,416	$25,123
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:
Depreciation and amortization (including amortization of debt issuance costs)	15,094	14,378
Bad debt expense (benefit)	(454)	6,563
Impairments	—	1,959
Stock-based compensation	21,376	22,307
Deferred income tax	(9,484)	(7,447)
Non-cash lease expense	2,539	2,478
Unrealized foreign currency (gain) loss	589	599
Provision for inventory obsolescence	(3,028)	10,280
Other	(1,040)	(1,290)
Changes in operating assets and liabilities:
Accounts receivable	27,320	40,665
Inventories	56,928	50,356
Prepaid expenses and other current assets	(16,492)	5,286
Other assets	(122)	(523)
Accounts payable	(42,060)	4,277
Accrued expenses and other current liabilities and other non-current liabilities	(25)	(16,457)
Operating lease liabilities	(2,799)	(2,702)
Deferred revenue	3,890	3,760
Net cash and cash equivalents provided by operating activities	91,648	159,612
Cash flows from investing activities:
Purchase of marketable securities	(25,442)	—
Proceeds from maturities of marketable securities	25,440	—
Purchases of property and equipment, including capitalized software development costs	(9,963)	(12,825)
Net cash and cash equivalents used in investing activities	(9,965)	(12,825)
Cash flows from financing activities:
Repurchase of common stock	(20,103)	(4,210)
Proceeds from exercise of stock options	—	208
Employee tax withholding payments on stock-based awards	(6,541)	(5,799)
Cash dividend	(1,547)	(75,808)
Net cash and cash equivalents used in financing activities	(28,191)	(85,609)
Effect of exchange rate on changes on cash and cash equivalents	(127)	—
Net increase in cash and cash equivalents	53,365	61,178
Cash and cash equivalents at beginning of period	142,187	224,943
Cash and cash equivalents at end of period	$195,552	$286,121
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$—	$—
Cash paid during the period for income taxes	$30,389	$12,086
Supplemental disclosures of non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities	$477	$—
Property and equipment included in accounts payable and accrued expenses and other current liabilities	$1,545	$2,447
Tax withholdings on stock-based awards included in accrued expenses and other current liabilities	$659	$483
Stock-based compensation capitalized for software development costs	$695	$975
Dividend declared but unpaid	$122,332	$234,625